Exhibit 99.B(d)(3)(E)(i)

October 17, 2007

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated May 3, 2004, between ING Investors Trust and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING LifeStyle Conservative Portfolio, a newly established series of ING Investors Trust (the “Portfolio”), upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to Schedule A of the Agreement. The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Portfolio.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
		Name:	Kimberly A. Anderson
		Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED SCHEDULE A

to the

ADMINISTRATION AGREEMENT

ING INVESTORS TRUST

Series

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING MarketStyle Growth Portfolio

ING MarketStyle Moderate Growth Portfolio

ING MarketStyle Moderate Portfolio